Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP REPORTS THIRD QUARTER 2013 RESULTS

HIGHLIGHTS

--                FFO per share increased 9% to $0.73; FFO as adjusted per share increased 14% to $0.79; FAD per share increased 22% to $0.67; and EPS was $0.51

--                Achieved year-over-year three and nine-month cash SPP NOI growth of 3.7% and 2.8%, respectively

--                Received £129 million ($202 million) from the par payoff of our Barchester debt investments generating income of $0.05 per share

--                Increased full year guidance for FFO as adjusted to $2.97 — $3.03 per share, representing a growth rate of 8% based on the mid-point over 2012 FFO as adjusted per share; FFO guidance of $2.91 — $2.97per share; and EPS guidance of $1.95 — $2.01

--                Increased full year guidance for FAD to $2.48 — $2.54 per share, representing a growth rate of 13% based on the mid-point over 2012 FAD per share

--                Added to the CDP’s Global 500, S&P 500 and Dow Jones sustainability leadership indices; named by GRESB as the Global and North American leader for the healthcare sector; and earned seven ENERGY STAR certifications

LONG BEACH, CA, October 29, 2013 — HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter ended September 30, 2013 as follows (in thousands, except per share amounts):

	Three Months Ended September 30, 2013		Three Months Ended September 30, 2012		Per Share
	Amount	Per Share	Amount	Per Share	Change
FFO	$336,071	$0.73	$290,242	$0.67	$0.06
Severance-related charges(1)	26,374	0.06	—	—	0.06
Impairments(2)	—	—	7,878	0.02	(0.02)
FFO as adjusted	$362,445	$0.79	$298,120	$0.69	$0.10
FAD	$307,879	$0.67	$236,279	$0.55	$0.12
EPS	$233,282	$0.51	$195,629	$0.45	$0.06

(1)          Severance-related charges were attributable to the termination of the Company’s former Chairman, Chief Executive Officer and President on October 2, 2013. See the “Funds From Operations” section of this release for additional information.

(2)          The impairment charge of $7.9 million related to the sale of a land parcel in our life science segment.

In addition to the severance-related charges discussed above, operating results for the quarter ended September 30, 2013 include the positive impact of $0.05 per share or $24 million of interest income from the par payoff of our Barchester debt investments. Net income for the quarter ended September 30, 2013 also includes gain on sale of real estate of $8 million.

FFO, FFO as adjusted and FAD are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts. See the “Funds From Operations” section of this release for additional information regarding FFO and FFO as adjusted and the “Funds Available for Distribution” section of this release for additional information regarding FAD.

LAURALEE E. MARTIN NAMED AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

On October 2, 2013, our Board of Directors elected Lauralee E. Martin to the position of President and Chief Executive Officer of HCP. One of the highest-ranking women in commercial real estate, she has served on HCP’s Board of Directors for five years and has left her position as Chief Executive of the Americas division of Jones Lang LaSalle Incorporated. In addition, the Board of Directors also elected Michael D. McKee as the Company’s non-executive Chairman of the Board.

INVESTMENT TRANSACTIONS

On September 6, 2013, we received £129 million ($202 million) from the par payoff of our Barchester debt investments, resulting in interest income of $24 million from the acquisition-related discounts. We acquired these debt investments in two transactions: (i) £121 million at a discount for £109 million in May 2013; and (ii) £9 million at a discount for £5 million in August 2013.

During the quarter ended September 30, 2013, we funded $55 million for construction and other capital projects, primarily in our life science, medical office and senior housing segments.

OTHER EVENTS

On July 18, 2013, we executed a new five-year lease (expected to commence January 2014) for an entire 63,000 sq. ft. building that further expands our relationship with Roche/Genentech in South San Francisco, CA to a total of 857,000 sq. ft.

On September 25, 2013, we acquired a 60-bed inpatient rehabilitation facility (“IRF”) valued at $15 million from Kindred Healthcare (“Kindred”) located in Webster, TX; in exchange, we sold a 62-bed hospital in Greenfield, WI and recognized a gain of $8 million.  Kindred will continue to operate the Webster, TX facility as part of an existing 12-property master lease; this exchange transaction improves the master lease coverage and maintains current rental income levels.

On October 8, 2013, we executed an eight-year, 69,000 sq. ft. new lease with a genomic diagnostics tenant, CardioDx, at our Redwood City, California life science campus. The lease with CardioDx will anchor approximately 75% of two redevelopment buildings we repositioned in 2011.

On October 28, 2013, James F. Flaherty resigned from our Board of Directors.

SUSTAINABILITY

HCP has been named the Global and North American Leader for the Healthcare Sector by the Global Real Estate Sustainability Benchmark (GRESB) for the second consecutive year. Further, HCP was added to CDP’s Global 500 and S&P 500 Climate Disclosure Leadership Indices, as well as the Dow Jones Sustainability North America Index.

During the quarter, we (i) earned seven ENERGY STAR awards in our medical office and senior housing segments; and (ii) received three LEED certifications in our medical office and life science segments. As of September 30, 2013, we have been awarded 111 ENERGY STAR certifications and 10 LEED certifications.

More information about HCP’s sustainability efforts can be found on our website at www.hcpi.com/sustainability.html.

DIVIDEND

On October 24, 2013, our Board of Directors declared a quarterly cash dividend of $0.525 per common share. The dividend will be paid on November 19, 2013 to stockholders of record as of the close of business on November 4, 2013.

OUTLOOK

For full year 2013, we expect: FFO as adjusted applicable to common shares to range between $2.97 and $3.03 per share, which estimate at the mid-point represents an increase of 8% over the 2012 comparable amount; FAD applicable to common shares to range between $2.48 and $2.54 per share, which estimate at the mid-point represents an increase of 13% over the 2012 comparable amount; FFO applicable to common shares to range between $2.91 and $2.97 per share; and net income applicable to common shares to range between $1.95 and $2.01 per share. These estimates do not reflect the potential impact of future acquisitions or dispositions. See the “Projected Future Operations” section of this release for additional information regarding these estimates.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, October 29, 2013 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended September 30, 2013. The conference call is accessible by dialing (877) 724-7556 (U.S.) or (706) 645-4695  (International). The participant passcode is 65207384. The webcast is accessible via the Company’s website at www.hcpi.com. This link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. Through November 13, 2013, an archive of the webcast will be available on our website and a telephonic replay can be accessed by calling (855) 859-2056 (U.S.) or (404) 537-3406 (International) and entering passcode 65207384. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. The Company’s portfolio of assets is diversified among five distinct sectors: senior housing, post-acute/skilled nursing, life science, medical office and hospital. A publicly traded company since 1985, HCP: (i) was the first healthcare REIT selected to the S&P 500 index; (ii) has increased its dividend per share for 28 consecutive years; (iii) is the only REIT included in the S&P 500 Dividend Aristocrats index; and (iv) is a global leader in sustainability as a member of the CDP, Dow Jones and FTSE4Good sustainability leadership indices, and the Global and North American healthcare sector leader for GRESB. For more information regarding HCP, visit the Company’s website at www.hcpi.com and www.hcpi.com/sustainability.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s expectations with respect to (i) net income applicable to common shares on a diluted basis, FFO, FFO as adjusted and FAD applicable to common shares on a diluted basis for the full year of 2013; and (ii) the payment of the regular quarterly dividend. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include but are not limited to: changes in global, national and local economic conditions, including a prolonged period of weak economic growth; volatility in the capital markets, including changes in interest rates and the availability and cost of capital; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; the effect on healthcare providers of the automatic spending cuts enacted by Congress (“Sequestration”) on entitlement programs, including Medicare, which will, unless modified, result in future reductions in reimbursements; the ability of operators, tenants and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; the financial weakness of some operators and tenants, including potential bankruptcies and downturns in their businesses, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such operators’ and/or tenants’ leases; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations of operators, tenants and borrowers; the potential impact of future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; competition for tenants and borrowers, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties; the financial, legal, regulatory and reputational difficulties of significant operators of the Company’s properties; the risk that the Company may not be able to achieve the benefits of investments within expected time-frames or at all, or within expected cost projections; the ability to obtain financing necessary to consummate acquisitions on favorable terms; risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; changes in the credit ratings on U.S. government debt securities or default or delay in payment by the United States of its obligations; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

Timothy M. Schoen

Executive Vice President and Chief Financial Officer

562-733-5309

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

(Unaudited)

	September 30,	December 31,
	2013	2012
Assets
Real estate:
Buildings and improvements	$10,530,094	$10,330,668
Development costs and construction in progress	247,268	236,864
Land	1,841,333	1,833,607
Accumulated depreciation and amortization	(1,918,842)	(1,661,572)
Net real estate	10,699,853	10,739,567

Net investment in direct financing leases	6,993,352	6,881,393
Loans receivable, net	390,803	276,030
Investments in and advances to unconsolidated joint ventures	206,004	212,213
Accounts receivable, net of allowance of $1,843 and $1,668, respectively	27,343	34,150
Cash and cash equivalents	49,414	247,673
Restricted cash	48,224	37,848
Intangible assets, net	507,754	552,540
Real estate and intangible assets held for sale, net	130,765	145,621
Other assets, net	835,997	788,520

Total assets	$19,889,509	$19,915,555

Liabilities and equity
Bank line of credit	$285,000	$—
Term loan	221,748	222,694
Senior unsecured notes	6,565,934	6,712,624
Mortgage debt	1,410,407	1,676,544
Intangible liabilities on assets held for sale	—	1,729
Other debt	77,503	81,958
Intangible liabilities, net	103,059	104,180
Accounts payable and accrued liabilities	303,966	293,994
Deferred revenue	71,655	68,055
Total liabilities	9,039,272	9,161,778

Common stock, $1.00 par value: 750,000,000 shares authorized; 455,873,953 and 453,191,321 shares issued and outstanding, respectively	455,874	453,191
Additional paid-in capital	11,306,717	11,180,066
Cumulative dividends in excess of earnings	(1,106,494)	(1,067,367)
Accumulated other comprehensive loss	(15,879)	(14,653)
Total stockholders’ equity	10,640,218	10,551,237

Joint venture partners	25,228	14,752
Non-managing member unitholders	184,791	187,788
Total noncontrolling interests	210,019	202,540

Total equity	10,850,237	10,753,777

Total liabilities and equity	$19,889,509	$19,915,555

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues:
Rental and related revenues	$280,588	$241,993	$833,461	$714,438
Tenant recoveries	25,986	23,425	75,335	69,656
Resident fees and services	37,589	36,076	112,070	107,824
Income from direct financing leases	157,253	155,834	472,409	465,345
Interest income	42,078	10,278	68,611	12,313
Investment management fee income	464	460	1,406	1,423
Total revenues	543,958	468,066	1,563,292	1,370,999

Costs and expenses:
Interest expense	108,088	103,355	326,094	309,399
Depreciation and amortization	104,859	87,170	317,430	254,463
Operating	76,569	72,653	224,982	210,034
General and administrative	45,423	19,415	90,080	54,299
Impairments	—	7,878	—	7,878
Total costs and expenses	334,939	290,471	958,586	836,073

Other income, net	1,584	770	16,887	2,232

Income before income taxes and equity income from unconsolidated joint ventures	210,603	178,365	621,593	537,158
Income taxes	(1,033)	602	(3,563)	1,145
Equity income from unconsolidated joint ventures	13,892	13,396	44,278	42,803
Income from continuing operations	223,462	192,363	662,308	581,106

Discontinued operations:
Income before gain on sales of real estate	5,098	6,680	15,874	16,620
Gain on sales of real estate	8,298	—	9,185	2,856
Total discontinued operations	13,396	6,680	25,059	19,476

Net income	236,858	199,043	687,367	600,582
Noncontrolling interests’ share in earnings	(3,102)	(2,935)	(9,625)	(9,070)
Net income attributable to HCP, Inc.	233,756	196,108	677,742	591,512
Preferred stock dividends	—	—	—	(17,006)
Participating securities’ share in earnings	(474)	(479)	(1,330)	(2,154)

Net income applicable to common shares	$233,282	$195,629	$676,412	$572,352

Basic earnings per common share:
Continuing operations	$0.48	$0.44	$1.43	$1.32
Discontinued operations	0.03	0.02	0.06	0.04
Net income applicable to common shares	$0.51	$0.46	$1.49	$1.36

Diluted earnings per common share:
Continuing operations	$0.48	$0.44	$1.43	$1.32
Discontinued operations	0.03	0.01	0.06	0.04
Net income applicable to common shares	$0.51	$0.45	$1.49	$1.36

Weighted average shares used to calculate earnings per common share:
Basic	455,345	429,557	454,553	420,049

Diluted	456,078	430,778	455,388	421,404

HCP, Inc.

Consolidated Statements of Cash Flows

In thousands

(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$687,367	$600,582
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	317,430	254,463
Discontinued operations	4,346	11,876
Amortization of above and below market lease intangibles, net	(6,414)	(1,855)
Amortization of deferred compensation	33,833	16,947
Amortization of deferred financing costs, net	13,922	12,415
Straight-line rents	(28,559)	(33,608)
Loan and direct financing lease interest accretion	(65,296)	(71,923)
Deferred rental revenues	73	1,101
Equity income from unconsolidated joint ventures	(44,278)	(42,803)
Distributions of earnings from unconsolidated joint ventures	2,724	2,775
Gain on sales of real estate	(9,185)	(2,856)
Gain on sales of marketable securities, net	(11,350)	—
Foreign currency and derivative losses, net	386	43
Impairments	—	7,878
Changes in:
Accounts receivable, net	6,389	(5,082)
Other assets	(43,939)	(7,303)
Accounts payable and accrued liabilities	(13,769)	(21,697)
Net cash provided by operating activities	843,680	720,953
Cash flows from investing activities:
Acquisitions of real estate	(63,878)	(172,380)
Development of real estate	(96,914)	(87,119)
Leasing costs and tenant and capital improvements	(33,964)	(42,817)
Proceeds from sales of real estate, net	3,777	7,238
Distributions in excess of earnings from unconsolidated joint ventures	1,194	2,051
Purchases of marketable debt securities	(16,706)	(214,859)
Proceeds from the sale of marketable securities	28,403	—
Principal repayments on loans receivable	231,004	4,660
Investments in loans receivable	(316,494)	(145,597)
Increase in restricted cash	(10,376)	(1,875)
Net cash used in investing activities	(273,954)	(650,698)
Cash flows from financing activities:
Net borrowings (repayments) under bank line of credit	283,082	(454,000)
Borrowings under term loan	—	214,789
Issuance of senior unsecured notes	—	750,000
Repayments of senior unsecured notes	(150,000)	(250,000)
Repayments of mortgage debt	(285,005)	(109,569)
Issuance of mortgage and other debt	6,798	—
Deferred financing costs	—	(18,256)
Preferred stock redemption	—	(295,500)
Net proceeds from the issuance of common stock and exercise of options	92,504	804,412
Dividends paid on common and preferred stock	(716,869)	(638,228)
Issuance of noncontrolling interests	12,387	826
Distributions to noncontrolling interests	(11,536)	(11,759)
Net cash used in financing activities	(768,639)	(7,285)
Effect of foreign exchange on cash and cash equivalents	654	—
Net increase (decrease) in cash and cash equivalents	(198,259)	62,970
Cash and cash equivalents, beginning of period	247,673	33,506
Cash and cash equivalents, end of period	$49,414	$96,476

HCP, Inc.

Funds From Operations(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net income applicable to common shares	$233,282	$195,629	$676,412	$572,352
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	104,859	87,170	317,430	254,463
Discontinued operations	1,433	2,969	4,346	11,876
Direct financing lease (“DFL”) depreciation	3,631	3,234	10,589	9,426
Gain on sales of real estate	(8,298)	—	(9,185)	(2,856)
Equity income from unconsolidated joint ventures	(13,892)	(13,396)	(44,278)	(42,803)
FFO from unconsolidated joint ventures	16,642	16,043	52,539	50,495
Noncontrolling interests’ and participating securities’ share in earnings	3,576	3,414	10,955	11,224
Noncontrolling interests’ and participating securities’ share in FFO	(5,162)	(4,821)	(15,569)	(15,512)
FFO applicable to common shares	$336,071	$290,242	$1,003,239	$848,665
Distributions on dilutive convertible units	3,302	3,148	9,966	9,397
Diluted FFO applicable to common shares	$339,373	$293,390	$1,013,205	$858,062

Diluted FFO per common share	$0.73	$0.67	$2.20	$2.01

Weighted average shares used to calculate diluted FFO per share	462,082	437,043	461,403	427,388

Impact of adjustments to FFO:
Severance-related charges (2)	$26,374	$—	$26,374	$—
Preferred stock redemption charge (3)	—	—	—	10,432
Impairments (4)	—	7,878	—	7,878
	$26,374	$7,878	$26,374	$18,310

FFO as adjusted applicable to common shares	$362,445	$298,120	$1,029,613	$866,975
Distributions on dilutive convertible units and other	3,247	3,127	9,907	9,345
Diluted FFO as adjusted applicable to common shares	$365,692	$301,247	$1,039,520	$876,320
Per common share impact of adjustments on diluted FFO	$0.06	$0.02	$0.05	$0.04

Diluted FFO as adjusted per common share	$0.79	$0.69	$2.25	$2.05

Weighted average shares used to calculate diluted FFO as adjusted per share	462,082	437,043	461,403	427,388

(1)          We believe Funds From Operations (“FFO”) is an important supplemental measure of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue. FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles or “GAAP”), excluding gains or losses from acquisition and dispositions of depreciable real estate or related interests, impairments of, or related to, depreciable real estate, plus real estate and DFL depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from us. In addition, we present FFO before the impact of severance-related charges, litigation settlement charges, preferred stock redemption charges, impairments (recoveries) of non-depreciable assets and merger-related items (“FFO as adjusted”). Management believes FFO as adjusted is a useful alternative measurement. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income (determined in accordance with GAAP).

(2)          The Company’s Board of Directors, after deliberations during the third quarter 2013, terminated its former Chairman, Chief Executive Officer and President on October 2, 2013. As a result of the termination, we incurred severance-related charges of $26.4 million that include: (i) the acceleration of $16.7 million of deferred compensation for restricted stock units and options that vested upon termination; and (ii) severance payments and other costs of approximately $9.7 million.

(3)          In connection with the redemption of our preferred stock, we incurred a one-time, non-cash redemption charge of $10.4 million related to the original issuance costs of the preferred stock.

(4)          The impairment charge of $7.9 million related to the sale of a land parcel in our life science segment.

HCP, Inc.

Funds Available for Distribution(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

FFO as adjusted applicable to common shares	$362,445	$298,120	$1,029,613	$866,975
Amortization of above and below market lease intangibles, net	(346)	(533)	(6,414)	(1,855)
Amortization of deferred compensation(2)	5,542	5,540	17,180	16,947
Amortization of deferred financing costs, net	4,482	3,956	13,922	12,415
Straight-line rents	(12,604)	(11,821)	(28,559)	(33,608)
DFL accretion(3)	(19,822)	(23,433)	(65,386)	(71,072)
DFL depreciation	(3,631)	(3,234)	(10,589)	(9,426)
Deferred revenues — tenant improvement related	(388)	(424)	(2,477)	(1,257)
Deferred revenues — additional rents (SAB 104)	1,426	356	2,550	2,358
Leasing costs and tenant and capital improvements	(14,026)	(15,705)	(33,964)	(42,817)
Joint venture and other FAD adjustments(3)	(15,199)	(16,543)	(40,830)	(43,219)
FAD applicable to common shares	$307,879	$236,279	$875,046	$695,441

Distributions on dilutive convertible units	3,302	1,827	9,966	5,404

Diluted FAD applicable to common shares	$311,181	$238,106	$885,012	$700,845

Diluted FAD per common share	$0.67	$0.55	$1.92	$1.65

Weighted average shares used to calculate diluted FAD per common share	462,082	434,786	461,403	425,121

(1)         Funds Available for Distribution (“FAD”) is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of acquired above/below market lease intangibles, net; (ii) amortization of deferred compensation expense; (iii) amortization of deferred financing costs, net; (iv) straight-line rents; (v) accretion and depreciation related to DFLs; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements and includes similar adjustments to compute our share of FAD from our unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, our FAD may not be comparable to those reported by other REITs. Although our FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of our ability to fund our ongoing dividend payments. In addition, management believes that in order to further understand and analyze our liquidity, FAD should be compared with net cash flows from operating activities as determined in accordance with GAAP and presented in our consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity.

(2)          Excludes $16.7 million related to the acceleration of deferred compensation for restricted stock units and options that vested upon termination of the Company’s former Chairman, Chief Executive Officer and President on October 2, 2013, which is included in severance-related charges for the three and nine months ended September 30, 2013.

(3)          For the three and nine months ended September 30, 2013, DFL accretion reflects an elimination of $15.4 million and $46.6 million, respectively. For the three and nine months ended September 30, 2012, DFL accretion reflects an elimination of $14.9 million and $44.4 million, respectively. Our ownership interest in HCR ManorCare, Inc. (“HCR ManorCare”) is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCR ManorCare. Further, our share of earnings from HCR ManorCare (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare level, which we present as a non-cash joint venture FAD adjustment.

HCP, Inc.

Net Operating Income and Same Property Performance(1)(2)

Dollars in thousands

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$236,858	$199,043	$687,367	$600,582
Interest income	(42,078)	(10,278)	(68,611)	(12,313)
Investment management fee income	(464)	(460)	(1,406)	(1,423)
Interest expense	108,088	103,355	326,094	309,399
Depreciation and amortization	104,859	87,170	317,430	254,463
General and administrative	45,423	19,415	90,080	54,299
Impairments	—	7,878	—	7,878
Other income, net	(1,584)	(770)	(16,887)	(2,232)
Income taxes	1,033	(602)	3,563	(1,145)
Equity income from unconsolidated joint ventures	(13,892)	(13,396)	(44,278)	(42,803)
Total discontinued operations	(13,396)	(6,680)	(25,059)	(19,476)
NOI	$424,847	$384,675	$1,268,293	$1,147,229
Straight-line rents	(12,604)	(11,821)	(28,559)	(33,608)
DFL accretion	(19,822)	(23,433)	(65,386)	(71,072)
Amortization of above and below market lease intangibles, net	(346)	(533)	(6,414)	(1,855)
Lease termination fees	(205)	(175)	(220)	(574)
NOI adjustments related to discontinued operations	99	436	293	1,757
Adjusted NOI	$391,969	$349,149	$1,168,007	$1,041,877
Non-SPP adjusted NOI	(32,178)	(2,227)	(99,064)	(2,005)
Same property portfolio adjusted NOI(2)	$359,791	$346,922	$1,068,943	$1,039,872
Adjusted NOI % change – SPP(2)	3.7%		2.8%

(1)          We believe Net Operating Income from Continuing Operations (“NOI”) provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. We use NOI and adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. We believe that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (determined in accordance with GAAP) since it excludes certain components from net income. Further, our NOI may not be comparable to that of other REITs or real estate companies, as they may use different methodologies for calculating NOI.

NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses. NOI excludes interest income, investment management fee income, interest expense, depreciation and amortization, general and administrative expenses, litigation settlement, impairments, impairment recoveries, other income, net, income taxes, equity income from and impairments of unconsolidated joint ventures, and discontinued operations. Adjusted NOI is calculated as NOI eliminating the effects of straight-line rents, DFL accretion, amortization of above and below market lease intangibles, and lease termination fees. Adjusted NOI is sometimes referred to as “cash NOI.”

(2)          Same property portfolio (“SPP”) statistics allow management to evaluate the performance of our real estate portfolio under a consistent population, which eliminates the changes in the composition of our portfolio of properties. We identify our SPP as stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in our SPP. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

HCP, Inc.

Projected Future Operations(1)

(Unaudited)

	Full Year 2013
	Low	High

Diluted earnings per common share	$1.95	$2.01
Real estate depreciation and amortization	0.93	0.93
DFL depreciation	0.03	0.03
Gain on sales of real estate	(0.02)	(0.02)
Joint venture FFO adjustments	0.02	0.02
Diluted FFO per common share	$2.91	$2.97
Severance-related charges(2)	0.06	0.06
Diluted FFO as adjusted per common share	$2.97	$3.03
Amortization of net below market lease intangibles and deferred revenues	(0.02)	(0.02)
Amortization of deferred compensation(3)	0.05	0.05
Amortization of deferred financing costs, net	0.04	0.04
Straight-line rents	(0.09)	(0.09)
DFL accretion(4)	(0.19)	(0.19)
DFL depreciation	(0.03)	(0.03)
Leasing costs and tenant and capital improvements	(0.13)	(0.13)
Joint venture and other FAD adjustments(4)	(0.12)	(0.12)
Diluted FAD per common share	$2.48	$2.54

________________________________________

(1)          Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items and the earnings impact of the events referenced in this release. Except as otherwise noted, these estimates do not reflect the potential impact of future acquisitions, dispositions, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. There can be no assurance that our actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)          Severance-related charges were attributable to the termination of the Company’s former Chairman, Chief Executive Officer and President on October 2, 2013. Severance-related charges of $26.4 million include: (i) the acceleration of $16.7 million of deferred compensation for restricted stock units and options that vested upon termination; and (ii) severance payments and other costs of approximately $9.7 million.

(3)          Excludes $16.7 million related to the acceleration of deferred compensation for restricted stock units and options that vested upon termination of the Company’s former Chairman, Chief Executive Officer and President on October 2, 2013, which is included in severance-related charges.

(4)          Our ownership interest in HCR ManorCare OpCo is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCR ManorCare OpCo. Further, our share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare OpCo level, which we present as a non-cash joint venture FAD adjustment.